Exhibit 1.1

SECURITIES EXCHANGE AGREEMENT

This SECURITIES EXCHANGE AGREEMENT (the “Agreement”) is entered into as of March 31, 2023 by and among Save Foods, Inc., a Delaware corporation, with an office address of HaPardes 134 (Meshek Sander), Neve Yarak, Israel (“Save Foods”) and Plantify Foods, Inc., a British Columbia company, with an office address of 2264 East 11th Avenue, Vancouver, Canada (“Plantify”). Save Foods and Plantify are each a “Party” and collectively, the “Parties”.

WHEREAS, each of the Parties has evaluated the opposite Party’s business and operations, and has determined that the anticipated synergy of the two Parties presents a mutual benefit to each of the Parties and their respective stockholders, primarily through certain collaborative efforts in both research and development as well as sales and marketing, which the Parties anticipate to occur following, and contingent upon, the Closing (as defined herein) of the transactions contemplated hereunder; and

WHEREAS, each of the Parties believes that it is in its best interests, and the best interests of its respective stockholders, to exchange (the “Exchange”) such number of shares of common stock of each respective party, such that, and in consideration thereof, immediately upon the Closing Date, Save Foods shall be issued 19.99% of the issued and outstanding capital stock of Plantify as of immediately prior to the Closing (as defined herein) (the “Plantify Exchange Shares”) and Plantify shall be issued 19.99% of the issued and outstanding capital stock of Save Foods as of immediately prior to the Closing (the “Save Foods Exchange Shares” and together with the Plantify Exchange Shares, the “Exchange Shares”), all upon the terms and subject to the conditions set forth in this Agreement.

NOW THEREFORE, on the stated premises and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the Parties to be derived herefrom, and intending to be legally bound hereby, the Parties hereby agree as follows:

ARTICLE I

SECURITIES EXCHANGE

Section 1.01 The Exchange. On the terms and subject to the conditions set forth in this Agreement, on the Closing Date, Save Foods shall issue to Plantify, and Plantify shall issue to Save Foods, the Exchange Shares.

Section 1.02 Closing. The closing (the “Closing”) of the transactions contemplated by this Agreement (the “Transactions”) shall take place on such date that all conditions precedent and obligations of the Parties to consummate such Transactions contemplated hereby, including as set forth in Section 1.03, are satisfied or waived by the respective Party, at such location to be determined by the Parties (the “Closing Date”). Either Party may terminate this Agreement in the event that the Closing Date shall not have occurred within thirty (30) days of the date hereof (such date referred to herein as the “Outside Date”); provided, however, that the right to terminate this Agreement pursuant to this Section shall not be available to any party hereto (i) whose actions or omissions have been a principal cause of, or primarily resulted in, the failure of the Closing to occur on or before such date and such action or failure to act constitutes a breach of this Agreement or (ii) that is in material breach of this Agreement.

Section 1.03 Conditions to Closing. The respective obligations of each of the Parties to effect the Closing shall be subject to the satisfaction at or prior to the Closing of each of the following conditions:

(a) Board Appointment. Effective as of the Closing Date, a designee of Save Foods shall be appointed to the board of directors of Plantify, and a designee of Plantify shall be appointed to the board of directors of Save Foods (which shall be subject to the ratification of such by the stockholders of Save Foods following the Closing).

(b) Public Reports. Each of the Parties shall have filed all reports and other documents required to be filed by it under the securities laws of the United States or Canada, as applicable, through the Closing Date.

(c) Continued Listing. Save Foods shall have maintained its listing on the Nasdaq Capital Market (Nasdaq: SVFD) and Plantify shall have maintained its listing on the TSX Venture Exchange (TSXV: PTFY), and no reason shall exist as to why such status shall not continue immediately following the Closing, unless otherwise disclosed in writing to the opposite Party prior to the Closing.

(d) No Suspensions of Trading. Trading in the shares of common stock of each of Save Foods and Plantify shall not have been suspended by federal regulators, or the jurisdictional equivalent, or any trading market at any time prior to the Closing.

(e) Good Standing Certificate. Save Foods shall have delivered to Plantify a certificate of good standing and Plantify shall have delivered a certificate of good standing (or the jurisdictional equivalent thereof), issued within two (2) business days of Closing, which certificate shall have been issued by the governing entity of the relevant jurisdiction.

(f) No Injunctions. In connection with each of Save Foods and Plantify, no statute, rule, regulation, order, decree, ruling or injunction shall have been enacted, entered, promulgated, endorsed or threatened or is pending by or before any governmental authority of competent jurisdiction which in any material respect restricts, prohibits or threatens to restrict or prohibit the consummation of any of the transactions contemplated herein.

(g) Regulation S Questionnaire. Plantify shall have delivered to Save Foods a duly completed and executed Annex “A” – Regulation S Questionnaire, and Save Foods shall have delivered to Plantify a duly completed and executed Annex “B” – Accredited Investor Certificate (Canada).

(h) Stock Exchange Approval. Plantify shall have received TSX Venture Exchange approval with respect to the (i) issuance of the Plantify Exchange Shares and (ii) the filing of this Agreement.

(i) Advancement of Loan Proceeds. Save Foods shall have advanced to Plantify the loan proceeds, being the sum of C$1,500,000, pursuant to a convertible debenture to be delivered by Plantify to Save Foods at the Closing.

(j) Representations and Warranties. The representations and warranties made by each of the Parties herein shall be true and correct in all material respects as of the date hereof and as of the Closing with the same effect as if the representations and warranties were made as of the date hereof and as of the Closing.

(k) Covenants. All covenants, agreements and conditions contained in this Agreement to be performed by either Party on or prior to the Closing shall have been performed or complied with in all material respects.

With respect to the closing conditions listed in (j) and (k) above, the Parties shall deliver at the Closing an executed officer’s certificate to such effect.

Section 1.04 Taxes. Save Foods and Plantify shall separately bear the tax consequences arising from the issuances of common stock.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF SAVE FOODS

Save Foods represents and warrants to, and covenants with, Plantify that, as of the date hereof, except for those representations and warranties and covenants that speak of a different date:

Section 2.01 Save Foods Exchange Shares. The Save Foods Exchange Shares shall represent 19.99% of the issued and outstanding share capital of Save Foods as of the Closing Date (on a pre-Closing basis immediately prior to the Closing).

Section 2.02 Organization, Standing and Corporate Power of Save Foods. Save Foods is duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to own, lease and operate its properties and other assets and to carry on its business as now being conducted. Save Foods is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed (individually or in the aggregate) would not have a Material Adverse Effect with respect to Save Foods. As used in this Agreement, the term “Material Adverse Effect” or “Material Adverse Change” shall mean any change or effect that either individually or in the aggregate with all other such changes or effects is materially adverse to the business, assets, properties, condition (financial or otherwise) or results of operations of each of the Parties taken as a whole.

Section 2.03 Capital Structure. The authorized capital stock of Save Foods consists of (i) 495,000,000 shares of common stock, $0.0001 par value, of which (a) 5,806,219 shares are issued and outstanding as of the date of the hereof and (b) 286,261 shares of common stock underlying options or warrants of which are outstanding as of the date hereof and (c) 178,000 shares of common stock that Save Foods has committed to issue to certain recipients following the date hereof, and (ii) 5,000,000 shares of preferred stock, $0.0001 par value, of which none are issued and outstanding. Except as disclosed in the Save Foods Reports (as defined below) and as set forth herein, there are no outstanding bonds, debentures, notes or other indebtedness or other securities of Save Foods having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters of which stockholders of Save Foods are entitled to vote on. Except as disclosed in Save Foods Reports and as set forth herein, there are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which Save Foods is a party or by which it is bound obligating Save Foods to issue, deliver or sell, or cause to be issued, delivered or sold, additional common stock of Save Foods or other equity or voting securities of Save Foods or obligating Save Foods to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. There are no outstanding contractual obligations, commitments, understandings or arrangements of Save Foods to repurchase, redeem or otherwise acquire or make any payment in respect of any common stock of Save Foods or any other securities of Save Foods. There are no agreements or arrangements pursuant to which Save Foods is or could be required to register Save Foods’ common stock or other securities under the Securities Act of 1933, as amended (the “Securities Act”) or other agreements or arrangements with or among any holders of Save Foods or with respect to any securities of Save Foods. The issuance of the Save Foods Exchange Shares will not trigger any anti-dilution rights of any existing securities of Save Foods.

Section 2.04 Authority; Non-Contravention. Save Foods has all requisite authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by Save Foods and the consummation by Save Foods of the transactions contemplated by this Agreement have been (or at Closing will have been) duly authorized by all necessary corporate action on the part of Save Foods. This Agreement has been duly executed and delivered by and constitutes a valid and binding obligation of Save Foods, enforceable in accordance with its terms. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, conflict with, or result in any breach or violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of or “put” right with respect to any obligation or to loss of a material benefit under, or result in the creation of any lien upon any of the properties or assets of Save Foods under, (i) the charter documents of Save Foods, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to Save Foods or their respective properties or assets, or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule, regulation or arbitration award applicable to Save Foods or their respective properties or assets, other than, in the case of clauses (ii) and (iii), any such conflicts, breaches, violations, defaults, rights, losses or liens that individually or in the aggregate could not have a Material Adverse Effect with respect to Save Foods or could not prevent, hinder or materially delay the ability of Save Foods to consummate the transactions contemplated by this Agreement. No consent, approval, order or authorization of, or registration, declaration or filing with, or notice to, any governmental entity is required by or with respect to Save Foods in connection with the execution and delivery of this Agreement by Save Foods or the consummation by Save Foods, as the case may be, of any of the transactions contemplated by this Agreement.

Section 2.05 Company Reports. Since January 1, 2021, Save Foods has filed all forms, reports and documents with the U.S. Securities and Exchange Commission (“SEC”) that have been required to be filed by it under applicable laws prior to the date hereof (all such forms, reports and documents, together with all documents filed or furnished on a voluntary basis and all exhibits and schedules thereto, the “Save Foods Reports”). As of its filing date (or, if amended or superseded by a filing prior to the date of this Agreement, on the date of such amended or superseded filing), (i) each Save Foods Report complied as to form in all material respects with the applicable requirements of the Securities Act, the Exchange Act, and/or the Sarbanes-Oxley Act, as the case may be, each as in effect on the date such Save Foods Report was filed, and (ii) each Save Foods Report did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. To the knowledge of Save Foods, none of the Save Foods Reports is the subject of ongoing SEC review or investigation. The financial statements included in the Save Foods Reports comply in all material respects with the applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. The financial statements included in the Save Foods Reports have been prepared in accordance with generally accepted accounting principles in the United States applied on a consistent basis (“GAAP”), and fairly represent the financial position of Save Foods and as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments and the omission of certain footnotes. Except as set forth in the Save Foods Reports, Save Foods has no liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by GAAP to be set forth on a balance sheet of Save Foods or in the notes thereto. As of the Closing, all liabilities of Save Foods shall have been paid off and shall in no event remain liabilities of Save Foods following the Closing, other than immaterial liabilities that will be scheduled prior to the Closing Date.

Section 2.06 Litigation. There is no action, suit, claim, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending against or, to the knowledge of Save Foods, threatened against Save Foods. Save Foods is not subject to any order, writ, judgment, injunction, decree or award of any court or any governmental authority.

Section 2.07 Compliance. Save Foods has not been advised, nor does Save Foods have reason to believe, that it is not conducting its business in compliance with all applicable laws, rules and regulations of the jurisdictions in which it is conducting its business.

Section 2.08 Material Agreements. All material agreements to which Save Foods is a party are included as part of or specifically identified in the Save Foods Reports to the extent required by the rules and regulations of the SEC as in effect at the time of filing (“Save Foods Material Agreements”). Except for the Save Foods Material Agreements, Save Foods has no material contracts. To Save Foods’ Knowledge, neither Save Foods nor any other party to the Save Foods Material Agreements, is in breach of or default under any of such contracts.

Section 2.9 Taxes. Except as disclosed in the Save Foods Reports, Save Foods has filed all necessary federal, state and foreign income and franchise tax returns and has paid or accrued all taxes shown as due thereon, and Save Foods has no knowledge of a tax deficiency which has been or might be asserted or threatened against it.

Section 2.10 Conformity of Descriptions. The Save Foods Exchange Shares, when issued, will conform in all material respects to the descriptions of Save Foods’ shares of common stock contained in the Save Foods Reports and other filings with the SEC.

Section 2.11 Disclosure Controls. Save Foods has disclosure controls and procedures (as defined in Rule 13a-15 under the Securities Exchange Act of 1934, as amended) that are designed to ensure that material information relating to Save Foods is made known to Save Foods’ principal executive officer and Save Foods’ principal financial officer or persons performing similar functions.

Section 2.12 Acquisition of Plantify Capital Stock for Investment.

(a) Purchase Entirely for Own Account. Plantify Exchange Shares proposed to be acquired by Save Foods hereunder will be acquired for investment for Save Foods’ own account and not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and Save Foods has no present intention of selling, granting any participation in or otherwise distributing the Plantify Exchange Shares, except in compliance with applicable securities laws. Save Foods further represents that it does not have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participation to such Person with respect to the Plantify Exchange Shares. For purposes of this Agreement, “Person” means any individual, partnership, corporation, association, joint stock company, trust, joint venture, unincorporated organization or governmental entity (or any department, agency or political subdivision thereof) or other entity.

(b) Save Foods (i) can bear the economic risk of its investment and (ii) possesses such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its investment in Plantify and its securities.

(c) Save Foods understands that the Plantify Exchange Shares will be issued pursuant to an exemption from the requirement to provide Save Foods with a prospectus and as a result (i) certain protections, rights and remedies provided by BC Securities Laws, including statutory rights of rescission and certain statutory remedies against an issuer, auditors, directors and officers that are available to investors who acquire securities offered by a prospectus, will not be available to Save Foods, (ii) the common law may not provide investors with an adequate remedy in the event that they suffer investment losses in connection with securities acquired in a private placement, (iii) Save Foods may not receive information that would otherwise be required to be given under BC Securities Laws, and (iv) Plantify is relieved from certain obligations that would otherwise apply under BC Securities Laws. Save Foods represents and warrants that it is an “accredited investor,” as such term is defined in the National Instrument 45-106 Prospectus Exemptions. The certificates or direct registration system ownership statement representing the Plantify Exchange Shares issued to Save Foods shall be endorsed with the following legends, in addition to any other legend required to be placed thereon by applicable securities laws:

“UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE [INSERT THE DATE WHICH IS FOUR MONTHS AND ONE DAY AFTER THE CLOSING DATE WILL BE INSERTED].”

And may also bear a legend substantially in the following form:

“WITHOUT PRIOR WRITTEN APPROVAL OF THE TSX VENTURE EXCHANGE AND COMPLIANCE WITH ALL APPLICABLE SECURITIES LEGISLATION, THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE TRADED ON OR THROUGH THE FACILITIES OF THE TSX VENTURE EXCHANGE OR OTHERWISE IN CANADA OR TO OR FOR THE BENEFIT OF A CANADIAN RESIDENT UNTIL [INSERT DATE THAT IS 4 MONTHS AND A DAY AFTER THE DISTRIBUTION DATE]”.

(d) Save Foods acknowledges that neither Plantify nor any of its directors, employees, officers, affiliates or agents has made any written or oral representations (i) that any person will resell or repurchase the Plantify Exchange Shares, (ii) that any person will refund all or any part of the consideration paid by Save Foods for the Plantify Exchange Shares, (iii) as to the future price or value of the Plantify Exchange Shares, or (iv) there are risks associated with the purchase of the Plantify Exchange Shares and no securities commission, agency, governmental authority, regulatory body, stock exchange or similar authority has reviewed or passed on the merits of the Plantify Exchange Shares or made any recommendations or endorsement with respect to the Plantify Exchange Shares.

(e) Save Foods acknowledges that it has carefully reviewed such information as it has deemed necessary to evaluate an investment in Plantify and its securities. To the full satisfaction of Save Foods, it has been furnished all materials that it has requested relating to Plantify and the issuance of the Plantify Exchange Shares hereunder.

(f) Save Foods’ ability to transfer the Plantify Exchange Shares is limited by, among other things, applicable securities laws and the policies of the TSX Venture Exchange. In particular, Save Foods acknowledges having been informed that the Securities are subject to resale restrictions under National Instrument 45-102 Resale of Securities (“NI 45-102”) and may not be sold or otherwise disposed of in Canada for a period of four months and one day from the date of distribution of the Plantify Exchange Shares, unless a statutory exemption is available or a discretionary order is obtained from the applicable securities commission allowing the earlier resale thereof, and may be subject to additional resale restrictions if such sale or other disposition would be a “control distribution”, as that term is defined in NI 45-102.

(g) Save Foods acknowledges that the Plantify Exchange Shares have not been and will not be registered under the Securities Act or the securities laws of any state of the United States and that the Plantify Exchange Shares may not be offered, pledged, sold, assigned or otherwise transfered, directly or indirectly, to, or for the account or benefit of, a person in the United States or a U.S. person without registration under the Securities Act and applicable state securities laws or compliance with the requirements of an exemption from such registration, and it acknowledges that Plantify has no present intention of filing or obligation to file a registration statement under the Securities Act or applicable state securities laws in respect of the issuance or resales of such securities. “United States” and “U.S. person” have the respective meanings assigned to such terms in Rule 902 of Regulation S (“Regulation S”) under the Securities Act.

Section 2.13 [intentionally left blank]

Section 2.14 Additional Financing. Save Foods is aware that: (i) Plantify may complete additional financings in the future in order to develop its business and to fund its ongoing development; (ii) there is no assurance that such financings will be available and, if available, on reasonable terms; (iii) any such future financings may have a dilutive effect on Plantify’s securityholders, including Save Foods; and (iv) if such future financings are not available, Plantify may be unable to fund its on-going development and the lack of capital resources may result in the failure of Plantify’s business.

Section 2.15 Disclosure. All disclosure provided to Plantify regarding Save Foods, its business and the transactions contemplated hereby, including the exhibits to this Agreement, furnished by Save Foods with respect to the representations and warranties made herein are true and correct with respect to such representations and warranties and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF PLANTIFY

Plantify represents and warrants to Save Foods that, as of the date hereof, except for those representations and warranties that speak of a different date:

Section 3.01 Plantify Exchange Shares. The Plantify Exchange Shares shall represent 19.99% of the issued and outstanding share capital of Plantify as of the Closing Date (on a pre-Closing basis immediately prior to the Closing).

Section 3.02 Organization, Standing and Corporate Power of Plantify. Plantify is duly incorporated, validly existing and in good standing under the laws of British Columbia with respect to the filing of annual reports with the Registrar of Companies for British Columbia and has the requisite corporate power and authority to own, lease and operate its properties and other assets and to carry on its business as now being conducted. Plantify is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed (individually or in the aggregate) would not have a Material Adverse Effect with respect to the Company. Plantify is a “reporting issuer” in the Provinces of British Columbia, Alberta and Ontario, and its common shares are listed and posted for trading on the TSX Venture Exchange.

Section 3.03 Capital Structure. The authorized capital stock of Plantify consists of an unlimited number of common shares without par value, of which 150,096,794 shares are issued and outstanding as of the date hereof. Except as disclosed in the Plantify Reports (as defined below), there are no outstanding bonds, debentures, notes or other indebtedness or other securities of Plantify having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters of which stockholders of Plantify are entitled to vote on. Except as disclosed in Plantify Reports, there are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which Plantify is a party or by which it is bound obligating Plantify to issue, deliver or sell, or cause to be issued, delivered or sold, additional common stock of Plantify or other equity or voting securities of Plantify or obligating Plantify to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. There are no outstanding contractual obligations, commitments, understandings or arrangements of Plantify to repurchase, redeem or otherwise acquire or make any payment in respect of any common stock of Plantify or any other securities of Plantify. There are no agreements or arrangements pursuant to which Plantify is or could be required to register Plantify’s common stock or other securities under the Securities Act or other agreements or arrangements with or among any holders of Plantify or with respect to any securities of Plantify. The issuance of the Plantify Exchange Shares will not trigger any anti-dilution rights of any existing securities of Plantify. The Plantify Exchange Shares will, at the time of issue, be duly allotted, validly issued, fully paid and non-assessable and will be free of all liens, charges and encumbrances.

Section 3.04 Authority; Non-Contravention. Plantify has all requisite authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The individual signing this Agreement on behalf of Plantify has been duly authorized by Plantify to do so. The execution and delivery of this Agreement by Plantify and the consummation by Plantify of the transactions contemplated by this Agreement have been (or at Closing will have been) duly authorized by all necessary corporate action on the part of Plantify. This Agreement has been duly executed and delivered by and constitutes a valid and binding obligation of Plantify, enforceable in accordance with its terms. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, conflict with, or result in any breach or violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of or “put” right with respect to any obligation or to loss of a material benefit under, or result in the creation of any lien upon any of the properties or assets of Plantify under, (i) the charter documents of Plantify, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to Plantify or their respective properties or assets, or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule, regulation or arbitration award applicable to Plantify or their respective properties or assets, other than, in the case of clauses (ii) and (iii), any such conflicts, breaches, violations, defaults, rights, losses or liens that individually or in the aggregate could not have a Material Adverse Effect with respect to the Company or could not prevent, hinder or materially delay the ability of Plantify to consummate the transactions contemplated by this Agreement. No consent, approval, order or authorization of, or registration, declaration or filing with, or notice to, any governmental entity is required by or with respect to Plantify in connection with the execution and delivery of this Agreement by Plantify or the consummation by Plantify, as the case may be, of any of the transactions contemplated by this Agreement.

Section 3.05 Company Reports. Since January 1, 2021, Plantify (or any preceding entity) has filed all forms, reports and documents with the securities regulatory authorities pursuant to the requirements of the applicable securities laws (all such forms, reports and documents, together with all documents filed or furnished on a voluntary basis and all exhibits and schedules thereto, the “Plantify Reports”). As of its filing date (or, if amended or superseded by a filing prior to the date of this Agreement, on the date of such amended or superseded filing), (i) each Plantify Report complied as to form in all material respects with the applicable requirements of securities laws of British Columbia and the respective rules and regulations under such laws together with applicable published instruments, policy statements, notices and orders of the British Columbia Securities Commission (collectively, “BC Securities Laws”) as in effect on the date such Plantify Report was filed, and (ii) each Plantify Report did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. To the knowledge of Plantify, none of the Plantify Reports is the subject of ongoing review or investigation by the British Columbia Securities Commission (the “BCSC”). The financial statements included in the Plantify Reports comply in all material respects with the applicable accounting requirements and the rules and regulations of the BCSC with respect thereto as in effect at the time of filing. The financial statements included in the Plantify Reports have been prepared in accordance with IFRS and fairly represent the financial position of Plantify and as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments and the omission of certain footnotes. Except as set forth in the Plantify Reports, Plantify has no liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by IFRS to be set forth on the statements of financial position of Plantify or in the notes thereto. Schedule 3.05 of this Agreement sets forth an exhaustive list of all liabilities of Plantify as of the time of Closing.

Section 3.06 Litigation. There is no action, suit, claim, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending against or, to the knowledge of Plantify, threatened against Plantify. Plantify is not subject to any order, writ, judgment, injunction, decree or award of any court or any governmental authority.

Section 3.07 Compliance. Plantify has not been advised, nor does Plantify have reason to believe, that it is not conducting its business in compliance with all applicable laws, rules and regulations of the jurisdictions in which it is conducting its business.

Section 3.08 Material Agreements. All material agreements to which Plantify is a party are included as part of or specifically identified in the Plantify Reports to the extent required by BC Securities Laws as in effect at the time of filing (“Plantify Material Agreements”). Except for the Plantify Material Agreements, Plantify has no material contracts. To Plantify’s Knowledge, neither Plantify nor any other party to the Plantify Material Agreements, is in breach of or default under any of such contracts.

Section 3.9 Taxes. Except as disclosed in the Plantify Reports, Plantify has filed all necessary federal, state and foreign income and franchise tax returns and has paid or accrued all taxes shown as due thereon, and Plantify has no knowledge of a tax deficiency which has been or might be asserted or threatened against it.

Section 3.10 Conformity of Descriptions. The Plantify Exchange Shares, when issued, will conform in all material respects to the descriptions of Plantify’s common shares stock contained in the Plantify Reports.

Section 3.11 [intentionally left blank]

Section 3.12 [intentionally left blank]

Section 3.13 Acquisition of Save Foods Capital Stock for Investment.

(a) Purchase Entirely for Own Account. Save Foods Exchange Shares proposed to be acquired by Plantify hereunder will be acquired for investment for Plantify’s own account and not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and Plantify has no present intention of selling, granting any participation in or otherwise distributing the Save Foods Exchange Shares, except in compliance with applicable securities laws. Plantify further represents that it does not have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participation to such Person with respect to the Save Foods Exchange Shares.

(b) Plantify (i) can bear the economic risk of its investment and (ii) possesses such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its investment in Save Foods and its securities.

(c) Plantify understands that the sale of the Save Foods Exchange Shares is not registered under the Securities Act and that the issuance hereof to Plantify is intended to be exempt from registration under the Securities Act pursuant to Regulation S promulgated thereunder (“Regulation S”). Plantify is, and on each date on which it exercises any warrants to purchase shares of Save Foods common stock, it will be either (i) an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7), (a)(8), (a)(9) or (a)(12) under the Securities Act or, if not an accredited investor, otherwise meets the suitability requirements of Regulation D and Section 4(a)(2) of the Securities Act; (ii) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act; or (iii) a “non-US person,” as such term is defined in Regulation S and as set forth in Annex A hereto. The certificates representing the Save Foods Exchange Shares issued to Plantify shall be endorsed with the following legends, in addition to any other legend required to be placed thereon by applicable securities laws:

“[NEITHER] THIS SECURITY [NOR THE SECURITIES INTO WHICH THIS SECURITY IS EXERCISABLE] HAS [NOT] BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS AND NEITHER SUCH SECURITIES [AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY] NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED EXCEPT (1) IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S PROMULGATED UNDER THE SECURITIES ACT, AND BASED ON AN OPINION OF COUNSEL, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT THE PROVISIONS OF REGULATION S HAVE BEEN SATISFIED, (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR (3) PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, IN WHICH CASE THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE COMPANY AN OPINION OF COUNSEL, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH SECURITIES [OR THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY] MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED IN THE MANNER CONTEMPLATED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. HEDGING TRANSACTIONS INVOLVING THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.”

(d) Plantify acknowledges that neither the SEC, nor the securities regulatory body of any state or other jurisdiction, has received, considered or passed upon the accuracy or adequacy of the information and representations made in this Agreement.

(e) Plantify acknowledges that it has carefully reviewed such information as it has deemed necessary to evaluate an investment in Save Foods and its securities. To the full satisfaction of Plantify, it has been furnished all materials that it has requested relating to Save Foods and the issuance of the Save Foods Exchange Shares hereunder.

(f) Plantify understands that the Save Foods Exchange Shares may not be sold, transferred, or otherwise disposed of without registration under the Securities Act or an exemption therefrom, and that in the absence of an effective registration statement covering the Save Foods Exchange Shares or any available exemption from registration under the Securities Act, the Save Foods Exchange Shares may have to be held indefinitely and Plantify further acknowledges that the Save Foods Exchange Shares may not be sold pursuant to Rule 144 promulgated under the Securities Act unless all of the conditions of Rule 144 are satisfied, including, without limitation, Plantify’s compliance with the reporting requirements under the Exchange Act.

(g) Plantify has conducted its own investigation with respect to Save Foods, its business and the Save Foods Exchange Shares; has received or otherwise had access to all information regarding Save Foods that it believes is necessary or appropriate in connection with the purchase of the Save Foods Exchange Shares, including financial and other information which has been publicly filed by Save Foods with the SEC through EDGAR; (c) has made its own assessment and has satisfied itself concerning the relevant tax, legal, currency and other considerations relevant to its investment in Save Foods; and (d) has such knowledge and experience in financial and business matters in order to evaluate the merits and risks of its prospective investment in Save Foods.

(h) Plantify is a British Columbia company, and:

(i)	is not a U.S. Person and is not purchasing the Save Foods Exchange Shares for the account of or benefit of a U.S. Person or a person within the United States;

(ii)	was not offered the Save Foods Exchange Shares in the United States;

(iii)	did not execute or deliver this Agreement, in the United States;

(iv)	did not cause any buy order for the Save Foods Exchange Shares to originate in the United States;

(v)	has no intention to distribute either directly or indirectly any of the Save Foods Exchange Shares in the United States, and Plantify will not offer, sell or otherwise transfer, directly or indirectly, any of the Save Foods Exchange Shares in the United States or to, or for the account or benefit of, a U.S. Person or person in the United States except pursuant to registration under the 1933 Act and the securities laws of all applicable states, or pursuant to available exemptions therefrom;

(vi)	did not receive the offer to purchase the Save Foods Exchange Shares as a result of, nor will it engage in, any directed selling efforts (as defined in Regulation S);

(vii)	is a “non-US person” as defined in Regulation S as promulgated under the Securities Act.

Section 3.14 Additional Legend; Consent. Additionally, the Save Foods Exchange Shares will bear any legend required by the “blue sky” laws of any state to the extent such laws are applicable to the securities represented by the certificate so legended and Plantify consents to Save Foods making a notation on its records or giving instructions to any transfer agent of the Save Foods Exchange Shares in order to implement the restrictions on transfer of the Save Foods Exchange Shares.

Section 3.15 Disclosure. All disclosure provided to Save Foods regarding Plantify, its business and the transactions contemplated hereby, including the exhibits to this Agreement, furnished by Plantify with respect to the representations and warranties made herein are true and correct with respect to such representations and warranties and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

ARTICLE IV

COVENANTS

Section 4.01 Securities Law Compliance. Each of Save Foods and Plantify understand and agree that the consummation of this Agreement, including the issuance of the Save Foods Exchange Shares to Plantify in exchange for the issuance of the Plantify Exchange Shares to Save Foods upon Closing as contemplated hereby, constitutes the offer and sale of securities under the Securities Act, applicable state statutes and BC Securities Laws. Each of Save Foods and Plantify agree that such transactions shall be consummated in reliance on exemptions from the registration requirements of such laws, which depend, among other items, on the circumstances under which such securities are acquired. Furthermore, in connection with the transactions contemplated by this Agreement, Save Foods and Plantify shall each file, with the assistance of the other and their respective legal counsel, such notices, applications, reports or other instruments as may be deemed by them to be necessary or appropriate in an effort to document reliance on, as applicable, registration and prospectus exemptions, all to the extent and in the manner as may be deemed by the Parties to be appropriate.

Section 4.02 Access to Information; Confidentiality.

(a) The Parties hereto shall, and shall cause its officers, employees, counsel, financial advisors and other representatives to, afford to any other party and its representatives reasonable access during normal business hours during the period prior to the Closing Date of the Agreement to its properties, books, contracts, commitments, personnel and records and, during such period, the parties shall, and shall cause each of its officers, employees and representatives to, furnish promptly to any other party all information concerning its business, properties, financial condition, operations and personnel as such other party may from time to time reasonably request. For the purposes of determining the accuracy of the representations and warranties of each Party set forth herein and compliance by each Party of its obligations hereunder, during the period prior to the Closing Date of the Exchange, each party shall provide each other party and its representatives with reasonable access during normal business hours to its properties, books, contracts, commitments, personnel and records as may be necessary to enable each party to confirm the accuracy of the representations and warranties of each other party set forth herein and compliance by each party of their obligations hereunder, and, during such period, cause its, officers, employees and representatives to, furnish promptly to each party upon its request (i) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of federal or state securities laws and (ii) all other information concerning its business, properties, financial condition, operations and personnel as such other party may from time to time reasonably request. Except as required by law or the policies of the TSX Venture Exchange, each party will hold, and will cause its respective directors, officers, employees, accountants, counsel, financial advisors and other representatives to hold, any nonpublic information concerning another party in strict confidence.

(b) No investigation pursuant to this Section shall affect any representations or warranties of the parties herein or the conditions to the obligations of the parties hereto.

(c) Save Foods acknowledges and consents to the collection, use and disclosure of personal information by the TMX Group Limited and its affiliates, authorized agents, subsidiaries and divisions, including the TSX Venture Exchange for the following purposes: (i) to verify personal information that has been provided about an individual, (ii) to provide disclosure to market participants as to the security holdings of directors, officers, other insiders and promoters of an issuer or its associates or affiliates, (iii) to conduct enforcement proceedings, and (iv) to perform other investigations as required by and to ensure compliance with all applicable rules, policies, rulings and regulations of the TSX Venture Exchange, BC Securities Laws and other legal and regulatory requirements governing the conduct and protection of the public markets in Canada. Save Foods further acknowledges that as part of this process, the TSX Venture Exchange also collects additional personal information from other sources, including but not limited to, securities regulatory authorities in Canada or elsewhere, investigative, law enforcement or self-regulatory organizations, regulations services providers and each of their subsidiaries, affiliates, regulators and authorized agents, to ensure that the purposes set out above can be accomplished. The personal information collected by the TSX Venture Exchange may also be disclosed (i) to the aforementioned agencies and organizations or as otherwise permitted or required by law and may be used for the purposes described above for their own investigations, and (ii) on the TSX Venture Exchange’s website or through printed materials published by or pursuant to the directions of the TSX Venture Exchange. The TSX Venture Exchange may from time to time use third parties to process information and/or provide other administrative services and may share information with such third-party services providers.

(d) The Parties hereby agree that any filings with the respective regulatory authorities or stock exchanges in connection with the transactions contemplated under this Agreement shall be subject to the prior written approval of the opposite Party prior to the submission of any such filing.

(e) Certain information, including among other things, the name, address, telephone number and email address of Save Foods, the number of Plantify Exchange Shares, the consideration payable for the Plantify Exchange Shares, the Closing Date and the prospectus exemption under which the Plantify Exchange Shares will be issued to Save Foods will be disclosed to the Canadian securities regulatory authorities, and such information is being indirectly collected by the Canadian securities regulatory authorities under the authority granted to them under Canadian securities legislation. This information is being collected for the purposes of the administration and enforcement of Canadian securities legislation. Save Foods hereby authorizes the indirect collection of such information by the Canadian securities regulatory authorities. In the event Save Foods has any questions with respect to the indirect collection of such information, it should contact the British Columbia Securities Commission as follows:

P.O. Box 10142, Pacific Centre

701 West Georgia Street

Vancouver, British Columbia

V7Y 1L2 Canada

Inquiries: (604) 899-6854

Toll free in Canada: 1-800-373-6393

Facsimile: (604) 899-6581

Email: FOI-privacy@bcsc.bc.ca

Public official contact: FOI Inquiries

Section 4.03 Commercially Reasonable Best Efforts. Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use its commercially reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Exchange and the other transactions contemplated by this Agreement. The Parties hereto will use their commercially reasonable best efforts and cooperate with one another (i) in promptly determining whether any filings are required to be made or consents, approvals, waivers, permits or authorizations are required to be obtained (or, which if not obtained, would result in an event of default, termination or accel eration of any agreement or any put right under any agreement) under any applicable law or regulation or from any governmental authorities or third parties in connection with the transactions contemplated by this Agreement, and (ii) in promptly making any such filings, in furnishing information required in connection therewith and in timely seeking to obtain any such consents, approvals, permits or authorizations. The Parties hereto shall mutually cooperate in order to facilitate the achievement of the benefits reasonably anticipated from the Exchange.

Section 4.04 Valid Issuances. Each of Save Foods and Plantify covenant and agree that upon issuances, all of the Exchange Shares issued pursuant to this Agreement shall be duly authorized, validly issued, fully paid and nonassessable.

Section 4.05 Further Assurances. Subject to the terms and conditions herein provided, each Party shall use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective this Agreement and the transactions contemplated herein.

ARTICLE V

MISCELLANEOUS

Section 5.01 Brokers. Plantify has agreed to pay a finder’s fee, in the maximum amount permitted by the TSX Venture Exchange, for which it is solely responsible, payable in Plantify common shares, in respect of the Exchange. For the avoidance of any doubt, Save Foods shall not pay any finder’s fee, or similar arrangement, pursuant to transactions contemplated under this Agreement. Each Party agrees to indemnify the other against any claim by any third Person for any other commission, brokerage or finder’s fee arising from the transactions contemplated hereby based on any alleged agreement or understanding between the indemnifying party and such third Person, whether express or implied, from the actions of the indemnifying party.

Section 5.02 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement, other than matters relating to the laws of British Columbia applicable to the issuance of securities by Plantify (which shall be subject to the laws of British Columbia), shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Other than matters relating to the laws of British Columbia applicable to the issuance of securities by Plantify (in respect of each Party hereby irrevocably submits to the jurisdiction of the courts of British Columbia), each Party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the State of New York, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each Party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such Party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

Section 5.03 Notices. All notices or other communications required or permitted by this Agreement shall be in writing and addressed as follows:

If to Save Foods:	Attn: David Palach
Address: HaPardes 134 (Meshek Sander) Neve Yarak 4994500 Israel
Tel: (347) 468 9583
Email: david@savefoods.co

If to Plantify:	Attn: Gabi Kabazo
Address: 2264 East 11th Avenue Vancouver, British Columbia V5N 1Z6 Canada
Tel: 604 833 6820
Email: gabi@plantifyfoods.com

or such other addresses as shall be furnished in writing by any Party in the manner for giving notices hereunder.

Notice shall be deemed to have been duly received: (a) if given email, when transmitted and the appropriate confirmation received, as applicable, if transmitted on a business day and during normal business hours of the recipient, and otherwise on the next business day following transmission; (b) if given by certified or registered mail, return receipt requested, postage prepaid, three business days after being deposited in the U.S. mail; and (c) if given by courier, messenger or other means, when received or personally delivered and, in any such case, addressed as indicated herein, or to such other addresses as may be specified by any Party to the other Parties pursuant to notice given by such Party in accordance with the provisions of this Section 5.03.

Section 5.04 Attorneys Fees. In the event that any Party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the prevailing Party shall be reimbursed by the losing Party for all costs, including, without limitation, reasonable attorneys’ fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

Section 5.05 Third Party Beneficiaries. This contract is strictly between Save Foods and Plantify and, except as specifically provided, no other Person shall be deemed to be a third party beneficiary of this Agreement.

Section 5.06 Expenses. Each Party shall bear the expenses, including legal, accounting and professional fees, incurred in connection with this Agreement and any other agreements in connection therewith, the Exchange or any of the other transactions contemplated hereby.

Section 5.07 Entire Agreement. This Agreement and the related documents referenced herein represent the entire agreement between the Parties relating to the subject matter hereof, and supersedes all prior agreements, understandings and negotiations, written or oral, with respect to such subject matter.

Section 5.08 Survival; Termination. The representations, warranties and covenants of the respective Parties shall survive the consummation of the transactions herein contemplated for a period of two years.

Section 5.09 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all of which taken together shall be but a single instrument. Signatures delivered by email shall be deemed original signatures.

Section 5.10 Amendment or Waiver. Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law or in equity, and may be enforced concurrently therewith, and no waiver by any Party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore or thereafter occurring or existing. This Agreement may by amended by a writing signed by all Parties, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance may only be extended by a writing signed by the Party or Parties for whose benefit the provision is intended.

[Signature pages follow]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first written above.

SAVE FOODS, INC.

By	/s/ David Palach
Name:	David Palach
Title:	Chief Executive Officer

PLANTIFY FOODS, INC.

By:	/s/ Roy Borochov
Name:	Roy Borochov
Title:	Chief Executive Officer

[Signature page to Securities Exchange Agreement]

SCHEDULE 3.05

Plantify’s Liabilities

In USD$ thousands

Convertible Debentures	393
Trade Payables	430
Other Payables	387
Shareholders Loan	165
Bank Loans	225
Total	1,300

ANNEX A

Regulation S Questionnaire

The information contained herein is being furnished to the Company in order for the Save Foods Inc. (the “Company”) to determine whether the undersigned’s receipt of the Company’s common stock (the “Securities”) in connection with an exchange of common stock with the Company may be accepted pursuant to Rule 903 of Regulation S promulgated under the Securities Act of 1933, as amended (the “Securities Act”). The undersigned understands that (i) the Company will rely upon the following information for purposes of complying with Federal and applicable state securities laws, (ii) the Securities will not be registered under the Securities Act in reliance upon the exemption from registration provided by Rule 903 of Regulation S of the Securities Act, and (iii) this representation letter is not an offer to sell nor the solicitation of an offer to buy any Securities, or any other securities, to the undersigned. Capitalized terms used herein but not otherwise defined shall have the meanings assigned to them in that certain Securities Exchange Agreement dated March 31 2023, by and among the undersigned and the Company (the “Agreement”).

1.	At the time of (a) the offer by the Company and (b) the acceptance of the offer by such person or entity, of the Securities, such person or entity was outside the United States.

2.	Such person or entity is acquiring the Securities for such Purchaser’s own account, for investment and not for distribution or resale to others and is not purchasing the Securities for the account or benefit of any U.S. person, or with a view towards distribution to any U.S. person, in violation of the registration requirements of the Securities Act.

3.	Such person or entity will make all subsequent offers and sales of the Securities either (x) outside of the United States in compliance with Regulation S; (y) pursuant to a registration under the Securities Act; or (z) pursuant to an available exemption from registration under the Securities Act. Specifically, such person or entity will not resell the Securities to any U.S. person or within the United States prior to the expiration of a period commencing on the Closing Date and ending on the date that is one year thereafter (the “Distribution Compliance Period”), except pursuant to registration under the Securities Act or an exemption from registration under the Securities Act.

4.	Such person or entity has no present plan or intention to sell the Securities in the United States or to a U.S. person at any predetermined time, has made no predetermined arrangements to sell the Securities and is not acting as a distributor of such securities.

5.	Neither such person or entity, its affiliates nor any person acting on behalf of such person or entity, has entered into, has the intention of entering into, or will enter into any put option, short position or other similar instrument or position in the U.S. with respect to the Securities at any time after the Closing Date through the Distribution Compliance Period except in compliance with the Securities Act.

6.	Such person or entity consents to the placement of a restrictive legend on any certificate or other document evidencing the Securities, relating to the fact that the Securities are not registered under the Securities Act.

7.	Such person or entity is not acquiring the Securities in a transaction (or an element of a series of transactions) that is part of any plan or scheme to evade the registration provisions of the Securities Act.

8.	Such person or entity has sufficient knowledge and experience in finance, securities, investments and other business matters to be able to protect such person’s or entity’s interests in connection with the transactions contemplated by the Agreement.

9.	Such person or entity has consulted, to the extent that it has deemed necessary, with its tax, legal, accounting and financial advisors concerning its investment in the Securities.

10.	Such person or entity understands the various risks of an investment in the Securities and can afford to bear such risks for an indefinite period of time, including, without limitation, the risk of losing its entire investment in the Securities.

11.	Such person or entity has had access to the Company’s publicly filed reports with the Securities and Exchange Commission and has been furnished with all other public information regarding the Company that such person or entity has requested and all such public information is sufficient for such person or entity to evaluate the risks of investing in the Securities.

12.	Such person or entity has been afforded the opportunity to ask questions of and receive answers concerning the Company and the terms and conditions of the issuance of the Securities.

13.	Such person or entity is not relying on any representations and warranties concerning the Company made by the Company or any officer, employee or agent of the Company, other than those contained in the Agreement.

14.	Such person or entity will not sell or otherwise transfer the Securities unless either (A) the transfer of such securities is registered under the Securities Act or (B) an exemption from registration of such securities is available.

15.	Such person or entity understands and acknowledges that the Securities have not been recommended by any federal or state securities commission or regulatory authority, that the foregoing authorities have not confirmed the accuracy or determined the adequacy of any information concerning the Company that has been supplied to such person or entity and that any representation to the contrary is a criminal offense.

Date: ______________, 2023

Plantify Foods, Inc.

(Signature of Authorized Signatory)

(Name of Authorized Signatory)

(Title)

ANNEX B

Accredited Investor Certificate (Canada)

This certificate contains certain specifically defined terms, highlighted in boldface and defined herein. If you are unsure as to the meanings of those terms, or are unsure as to the applicability of any provision below to you, please contact a representative of the Corporation (as defined herein), your dealer and/or legal advisor before completing this certificate.

TO: Plantify Foods, Inc. (the “Corporation” or the “issuer”)

In connection with the purchase by the undersigned purchaser (the “Purchaser” or “you”) of securities of the Corporation pursuant to the Subscription Agreement to which this Certificate is attached, the Purchaser or the undersigned on behalf of the Purchaser, as the case may be, certifies that the Purchaser is purchasing securities of the Corporation as principal and is (and at the time of acceptance of the subscription will be) an “accredited investor” within the meaning of National Instrument 45-106 Prospectus Exemptions and Section 73.3 of the Securities Act (Ontario), as applicable, because the Purchaser is:

**If you check box (j), (k) or (l), you must also complete the below FORM 45-106F9 - Risk Acknowledgement Form**

☐	(a)	except in Ontario, a Canadian financial institution, or a Schedule III bank;

☐	(a.1)	in Ontario, a financial institution that is (i) a bank listed in Schedule I, II or III of the Bank Act (Canada); (ii) an association to which the Cooperative Credit Associations Act (Canada) applies or a central cooperative credit society for which an order has been made under subsection 473(1) of that Act; or (iii) a loan corporation, trust company, trust corporation, insurance company, treasury branch, credit union, caisse populaire, financial services cooperative or credit union league or federation that is authorized by a statute of Canada or Ontario to carry on business in Canada or Ontario, as the case may be;

☐	(b)	the Business Development Bank of Canada incorporated under the Business Development Bank of Canada Act (Canada);

☐	(c)	a subsidiary of any person or company referred to in paragraphs (a), (a.1) or (b), if the person or company owns all of the voting securities of the subsidiary, except the voting securities required by law to be owned by directors of that subsidiary;

☐	(d)	a person or company registered under the securities legislation of a jurisdiction (province or territory) of Canada as an adviser or dealer;

☐	(e)	an individual registered under the securities legislation of a jurisdiction of Canada as a representative of a person referred to in paragraph (d);

☐	(e.1)	an individual formerly registered under the securities legislation of a jurisdiction of Canada, other than an individual formerly registered solely as a representative of a limited market dealer under one or both of the Securities Act (Ontario) or the Securities Act (Newfoundland and Labrador);

☐	(f)	the Government of Canada or a jurisdiction (province or territory) of Canada, or any crown corporation, agency or wholly owned entity of the Government of Canada or a jurisdiction (province or territory) of Canada;

☐	(g)	a municipality, public board or commission in Canada and a metropolitan community, school board, the Comité de gestion de la taxe scolaire de l’île de Montréal or an intermunicipal management board in Québec;

☐	(h)	any national, federal, state, provincial, territorial or municipal government of or in any foreign jurisdiction, or any agency of that government;

☐	(i)	a pension fund that is regulated by either the Office of the Superintendent of Financial Institutions (Canada), a pension commission or similar regulatory authority of a jurisdiction (province or territory) of Canada;

☐	(j)	an individual who, either alone or with a spouse, beneficially owns financial assets having an aggregate realizable value that, before taxes, but net of any related liabilities, exceeds $1,000,000; [PLEASE ALSO COMPLETE SECTIONS 2-4 OF FORM 45-106F9 BELOW]

☐	(j.1)	an individual who beneficially owns financial assets having an aggregate realizable value that, before taxes but net of any related liabilities, exceeds $5,000,000;

☐	(k)	an individual whose net income before taxes exceeded $200,000 in each of the two most recent calendar years or whose net income before taxes combined with that of a spouse exceeded $300,000 in each of the two most recent calendar years and who, in either case, reasonably expects to exceed that net income level in the current calendar year; [PLEASE ALSO COMPLETE SECTIONS 2-4 OF FORM 45-106F9 BELOW]

☐	(l)	an individual who, either alone or with a spouse, has net assets of at least $5,000,000; [PLEASE ALSO COMPLETE SECTIONS 2-4 OF FORM 45-106F9 BELOW]

☐	(m)	a person, other than an individual or investment fund, that has net assets of at least $5,000,000 as shown on its most recently prepared financial statements;

☐	(n)	an investment fund that distributes or has distributed its securities only to (i) a person that is or was an accredited investor at the time of the distribution, (ii) a person that acquires or acquired securities in the circumstances referred to in sections 2.10 [Minimum amount investment] or 2.19 [Additional investment in investment funds] of NI 45-106, or (iii) a person described in sub-paragraph (i) or (ii) that acquires or acquired securities under section 2.18 [Investment fund reinvestment] of NI 45-106;

☐	(o)	an investment fund that distributes or has distributed securities under a prospectus in a jurisdiction of Canada for which the regulator or, in Québec, the securities regulatory authority, has issued a receipt;

☐	(p)	a trust company or trust corporation registered or authorized to carry on business under the Corporation and Loan Companies Act (Canada) or under comparable legislation in a jurisdiction of Canada or a foreign jurisdiction, acting on behalf of a fully managed account managed by the trust company or trust corporation, as the case may be;

☐	(q)	a person acting on behalf of a fully managed account managed by that person, if that person is registered or authorized to carry on business as an adviser or the equivalent under the securities legislation of a jurisdiction of Canada or a foreign jurisdiction;

☐	(r)	a registered charity under the Income Tax Act (Canada) that, in regard to the trade, has obtained advice from an eligibility adviser or an adviser registered under the securities legislation of the jurisdiction of the registered charity to give advice on the securities being traded;

☐	(s)	an entity organized in a foreign jurisdiction that is analogous to any of the entities referred to in paragraphs (a) to (d) or paragraph (i) in form and function;

☐	(t)	a person in respect of which all of the owners of interests, direct, indirect or beneficial, except the voting securities required by law to be owned by directors, are persons that are accredited investors;

☐	(u)	an investment fund that is advised by a person registered as an adviser or a person that is exempt from registration as an adviser;

☐	(v)	(i) a person that is recognized or designated by the securities regulatory authority or, except in Ontario and Québec, the regulator as an accredited investor; or (ii) in Ontario, a person that is recognized or designated by the Ontario Securities Commission as an accredited investor; or

☐	(w)	a trust established by an accredited investor for the benefit of the accredited investor’s family members of which a majority of the trustees are accredited investors and all of the beneficiaries are the accredited investor’s spouse, a former spouse of the accredited investor or a parent, grandparent, brother, sister, child or grandchild of that accredited investor, of that accredited investor’s spouse or of that accredited investor’s former spouse.

For the purposes hereof, the following definitions are included for convenience:

(a)	“bank” means a bank named in Schedule I or II of the Bank Act (Canada);

(b)	“Canadian financial institution” means (i) an association governed by the Cooperative Credit Associations Act (Canada) or a central cooperative credit society for which an order has been made under section 473(1) of that Act, or (ii) a bank, loan corporation, trust company, trust corporation, insurance company, treasury branch, credit union, caisse populaire, financial services cooperative, or league that, in each case, is authorized by an enactment of Canada or a jurisdiction of Canada to carry on business in Canada or a jurisdiction of Canada;

(c)	“company” means any corporation, incorporated association, incorporated syndicate or other incorporated organization;

(d)	“director” means: (a) a member of the board of directors of a company or an individual who performs similar functions for a company, and (b) with respect to a person that is not a company, an individual who performs functions similar to those of a director of a company;

(e)	“eligibility adviser” means: (a) a person that is registered as an investment dealer and authorized to give advice with respect to the type of security being distributed, and (b) in Saskatchewan or Manitoba, also means a lawyer who is a practicing member in good standing with a law society of a jurisdiction of Canada or a public accountant who is a member in good standing of an institute or association of chartered accountants, certified general accountants or certified management accountants in a jurisdiction of Canada provided that the lawyer or public accountant must not (i) have a professional, business or personal relationship with the issuer, or any of its directors, executive officers, founders, or control persons, and (ii) have acted for or been retained personally or otherwise as an employee, executive officer, director, associate or partner of a person that has acted for or been retained by the issuer or any of its directors, executive officers, founders or control persons within the previous 12 months;

(f)	“financial assets” means (i) cash, (ii) securities, or (iii) a contract of insurance, a deposit or an evidence of a deposit that is not a security for the purposes of securities legislation;

(g)	“fully managed account” means an account of a client for which a person makes the investment decisions if that person has full discretion to trade in securities for the account without requiring the client’s express consent to a transaction;

(h)	“foreign jurisdiction” means a country other than Canada or a political subdivision of a country other than Canada;

(i)	“investment fund” has the same meaning as in National Instrument 81-106 Investment Fund Continuous Disclosure;

(j)	“person” includes

(i)	an individual,

(ii)	a corporation,

(iii)	a partnership, trust, fund and an association, syndicate, organization or other organized group of persons whether incorporated or not, and

(iv)	an individual or other person in that person’s capacity as a trustee, executor, administrator or personal or other legal representative.

(k)	“related liabilities” means (i) liabilities incurred or assumed for the purpose of financing the acquisition or ownership of financial assets, or (ii) liabilities that are secured by financial assets;

(l)	“Schedule III bank” means an authorized foreign bank named in Schedule III of the Bank Act (Canada);

(m)	“spouse” means, an individual who, (i) is married to another individual and is not living separate and apart within the meaning of the Divorce Act (Canada), from the other individual, (ii) is living with another individual in a marriage-like relationship, including a marriage-like relationship between individuals of the same gender, or (iii) in Alberta, is an individual referred to in paragraph (i) or (ii), or is an adult interdependent partner within the meaning of the Adult Interdependent Relationships Act (Alberta); and

(n)	“subsidiary” means an issuer that is controlled directly or indirectly by another issuer and includes a subsidiary of that subsidiary.

In NI 45-106 a person or company is considered to be an affiliated entity of another person or company if one is a subsidiary entity of the other, or if both are subsidiary entities of the same person or company, or if each of them is controlled by the same person or company.

In NI 45-106 a person (first person) is considered to control another person (second person) if (a) the first person, directly or indirectly, beneficially owns or exercises control or direction over securities of the second person carrying votes which, if exercised, would entitle the first person to elect a majority of the directors of the second person, unless that first person holds the voting securities only to secure an obligation, (b) the second person is a partnership, other than a limited partnership, and the first person holds more than 50% of the interests of the partnership, or (c) the second person is a limited partnership and the general partner of the limited partnership is the first person.

In NI 45-106 a trust company or trust corporation described in paragraph (p) above of the definition of “accredited investor” (other than in respect of a trust company or trust corporation registered under the laws of Prince Edward Island that is not registered or authorized under the Corporation and Loan Companies Act (Canada) or under comparable legislation in another jurisdiction of Canada) is deemed to be purchasing as principal.

In NI 45-106 a person described in paragraph (q) above of the definition of “accredited investor” is deemed to be purchasing as principal.

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The foregoing representations contained in this certificate are true and accurate as of the date of this certificate and will be true and accurate as of the Closing Date. If any such representations shall not be true and accurate prior to the Closing Date, the undersigned shall give immediate written notice of such fact to the Corporation.

Date:	If this document is being executed on behalf of the
Purchaser by an agent, complete the information below:

Save Foods, Inc.	Print name of Agent

X		X
	David Palach, Chief Executive Officer		Signature of agent of Purchaser or authorized signatory of Agent

Print name of authorized signatory of Purchaser (if applicable)	Print name of authorized signatory of agent (if applicable)

Print title of authorized signatory of Purchaser (if applicable)	Print title of authorized signatory of agent (if applicable)